EXHIBIT 23.1
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             CONSENT OF INDEPENDENT AUDITORS
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November 2, 2000
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Pangea Petroleum Corporation
6666 Harwin, Suite 545
Houston, Texas 77036
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Dear Sir or Madam:
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I have issued my report dated February 15, 2000, relating to the financial statements of Pangea Petroleum Corporation for the years ended December 31, 1999 and December 31, 1998 appearing in the Company's Form 8-K12g3. In addition, I have issued my report dated April 27, 2000, relating to the financial statements of Pangea Petroleum Corporation for the quarter ended March 31, 2000 appearing in the Company's Form 8-K12g3. Such reports have been incorporated by reference in this Registration Statement. I consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."
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James J. Taylor, Certified Public Accountant
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By: /s/ James J. Taylor, CPA
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        James J. Taylor
        Certified Public Accountant
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New Braunfels, Texas
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